EXHIBIT 8.1

List of Significant Subsidiaries of Trina Solar Limited (the “Registrant”)

As of December 31, 2015

Name of Entity	Country of Incorporation	Ownership Interest
Changzhou Trina Solar Energy Co., Ltd.	China	100%
Trina Solar (Singapore) Pte. Ltd.	Singapore	100%
Trina Solar (Luxembourg) Holdings S.A.R.L.	Luxembourg	100%
Trina Solar (U.S.) Inc.	United States	100%
Trina Solar (U.S.) Holding Inc.	United States	100%
Trina Solar (Germany) GmbH	Germany	100%
Trina Solar (Schweiz) AG	Switzerland	100%
Trina Solar (Luxembourg) S.A.R.L.	Luxembourg	100%
Trina Solar (Spain) S.L.U.	Spain	100%
Trina Solar (Italy) S.r.l.	Italy	100%
Trina Solar (Japan) Limited	Japan	100%
Trina Solar Energy Development Pte. Ltd.	Singapore	100%
Trina Solar (Changzhou) Science and Technology Co., Ltd.	China	100%
Trina Solar Energy (Shanghai) Co., Ltd.	China	100%
Trina Solar (U.S.) Development LLC	United States	100%
Trina Solar (Australia) Pty Ltd.	Australia	100%
Trina Solar Middle East Limited	United Arab Emirates	100%
Lucania S.r.l.	Italy	100%
Yancheng Trina Solar Science & Technology Co., Ltd.	China	100%
Changzhou Trina Solar PV Power System Co., Ltd.	China	100%
Jiangsu Trina Solar Electric Power Development Co., Ltd.	China	100%
Wuwei Trina Solar Electricity Generation Co., Ltd.	China	100%
Trina Solar (United Kingdom) Limited	United Kingdom	100%
Trina Solar (Canada) Inc.	Canada	100%
Hunan Trina Solar Electric Power Development Co., Ltd.	China	95%
Trina Solar (Luxembourg) Overseas Systems S.à r.I.	Luxembourg	100%
Tanagra Solar Energy S.A	Greece	100%
S. Aether Energy S.A.	Greece	100%
Lightleasing PTY LTD	Australia	100%
Trina Solar (Luxembourg) EU Systems S.à r.l.	Luxembourg	100%
Witherington Solar Farm Limited	United Kingdom	100%
TSF Constructions Limited	United Kingdom	100%
Turpan Trina Solar Energy Co., Ltd.	China	100%
Yunnan Matallurgical New Energy Co., Ltd.	China	90%
Hubei Trina Solar Energy Co., Ltd.	China	51%
Xiangshui Hengneng Electricity Generation Co., Ltd.	China	100%
Yongneng Trina Solar Electricity Generation Co., Ltd.	China	100%
Tuokexun Trina Solar Co., Ltd.	China	100%
Changzhou Trina Solar Yabang Energy Co., Ltd.	China	51%
Trina Solar Science & Technology (Thailand) Ltd.	Thailand	100%

Name of Entity	Country of Incorporation	Ownership Interest
Jiangsu Trina Solar Electric Power Development Holdings Ltd.	China	100%
Trina Solar New Energy Investment Co., Ltd.	China	100%
Trina Solar (Singapore) Science & Technology Pte. Ltd	Singapore	100%
Trina Solar (India) Private Limited	India	100%